LEASE

This Lease is made and entered into this 1 day of May, 1999, by and between Eateries, Inc. "EATS" (together referred to as "Tenant"), and Great Places L.L.C. "GPLLC"., an Oklahoma Limited Liability Company ("Landlord").

WITNESSETH:

In consideration of the mutual covenants and agreements contained in this Lease and the due and faithful performance of each and all the terms, covenants and conditions contained herein, Landlord and Tenant agree as follows:

ARTICLE 1

Leased Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the building, the parking lot, driveways, and other improvements, more particularly described on attached Exhibit "A," (the "Premises") located at 1220 S. Santa Fe, Edmond, Oklahoma.

ARTICLE 2

Term

(A) Initial Term: This Lease shall be effective on June 1, 1999, the "Rent Commencement Date," and the initial term of this Lease shall extend to the date fifteen years from the Rent commencement Date ("Initial Term"), unless sooner terminated or extended as herein provided. The term "Lease Year" as used herein shall be defined as twelve months beginning on the Rent Commencement Date. Each successive Lease Year shall be that twelve-month period following the end of the first Lease Year.

(B) Option to Extend: As part of the consideration for the execution of this Lease by Tenant, and conditioned upon Tenant having performed all of its obligations hereunder, and provided Tenant is not at the time of exercise of any such option to extend in default hereunder, Landlord hereby grants to Tenant one option to extend the Initial Term for a period of five years, upon the same terms and I I conditions, with rent at the rate as paid in the last year of the initial fifteen year term plus the cumulative CPI increase or $20 per square foot whichever is greater. If Tenant elects to exercise the option to extend this Lease, it shall notify Landlord of its intention in writing not less than six months before the expiration of the Initial Term.  Except as otherwise specifically stated in this Lease, the term of this Lease shall include the Initial Term and any extension, renewal or holdover thereof.

ARTICLE 3

Use

(A) The Premises shall be used only for the purposes of maintaining office space. In connection therewith, Tenant shall be in compliance at all times with all applicable statutes and ordinances.

(B) Tenant shall, during the term of this Lease, operate its business on the Premises with reasonable due diligence and efficiency in a first-class and professional manner; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant therein be temporarily shut down on account of strikes, lockouts, acts of God, repairing, cleaning, decorating or remodeling or causes beyond the control of Tenant; and provided, however, that this shall in no way affect Tenant's other obligations under this Lease, including but not limited to the payment of Rent.

ARTICLE

4 Rent

(A) Tenant agrees to pay to Landlord as rental payments "Rent"; $8,900 per month ($106,800 annually) for years one (1) through three (3), $10,383 per month ($124,600 annually) for years four (4) through year six (6), $11,867 per month ($142,400 annually) for years seven (7) through year ten (10), and $13,350 per month ($160,200 annually) or the year one rate increased by the cumulative increase in the CPI, whichever is greater, for years eleven (11) through year fifteen (15) . The monthly rental shall be paid in advance, without demand, on the first day of each calendar month during the term of this Lease prorated on a per diem basis for a fraction of any month. The prorated rent for the first fractional month of the Initial Term shall be paid on the execution of this Lease, if applicable.

As used in this lease, the term "CPI" or "Consumer Price Index" shall mean the average for urban wage earnings and clerical workers, all items, sub-groups, and special groups of items as promulgated by the Bureau of Labor Statistics of the United States Department of Labor, using the year 1999 as a base of 100.

In the event that the Consumer Price Index ceases to incorporate a significant number of items, or if a substantial change is made in the method of establishing the CPI, then the CPI shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing the CPI. In the event that the CPI (or a successor or substitute index) is not available, a reliable governmental or other nonpartisan publication, evaluating the relevant information used in determining the CPI, shall be used in lieu of the CPI.

Where required in this Lease, the cumulative increase in the CPI will be calculated by determining the percentage increase in the CPI during the period of time from the base year of 1999 through the year next previous to the year in which the rental amount is to be calculated.

(B) Tenant and Landlord agree that no security deposit will be required.

(C) All sums of money to be paid Landlord by Tenant under this lease will be considered Rent. Any payment of Rent made more than fifteen days after it is due will earn interest at 15% per annum ("Default Rate").

ARTICLE 5

Indemnity - Insurance by Tenant

(A) Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any damage or injury to persons or property during the term of this Lease from any cause whatsoever by reason of the use, occupancy and enjoyment of the Premises by Tenant or any person thereon or any person holding under Tenant, and Tenant hereby indemnifies and saves harmless Landlord from all liability whatsoever on account of any such damage or injury and from all liens, claims, and demands arising out of the use of the Premises; provided, however, that Tenant shall not be liable for damage or injury occasioned by reason of the negligent acts or omissions of Landlord, its agents, servants, employees or contractors and Landlord agrees to hold Tenant harmless therefrom, including attorneys fees and costs of defense.

(B) Tenant further covenants and agrees that it will carry and maintain, during the entire term hereof, at Tenant's sole cost and expense, Rent, the following types of insurance, in the amount specified and in the form hereinafter provided for:

(1) Public Liability and Property Damage: During the term of this Lease, Tenant shall procure and maintain in full force and effect, at its sole cost, bodily injury and property damage liability insurance with coverage limits of not less than $2,000,000.00 combined, and $500,000.00 each occurrence, insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof. All such bodily injury liability insurance and property damage liability insurance may be provided under umbrella-type policies maintained by Tenant.

(2) Fire and Extended Coverage Insurance: Tenant agrees that it will, during the term hereof, at its sole expense, keep in full force and effect upon the Premises fire insurance with Special Extended Coverage written by a responsible insurance company authorized to do business in the state where the Premises are located in an amount not less than one hundred percent of the replacement cost of the Restaurant, including furniture, fixtures, equipment and any alterations or additions to the Premises whether owned by Tenant or Landlord. All fire and extended coverage insurance which Tenant is obligated to maintain shall be for the benefit of Landlord and Tenant. In the case of loss or damage by fire or other risks insured against, such insurance proceeds shall be paid to and become the property of Landlord, except that Tenant shall be entitled to the replacement cost of Tenant's Property as defined in Article 10 hereof.

(3) Policy Form: All policies of insurance provided for herein shall be issued by insurance companies with general policyholder's rating of not less than A and a financial rating of not less than class XII as rated in the most current available Best's Insurance Reports, and shall be qualified to do business in the state in which the Premises are located. All such policies shall be issued in the name of Tenant and shall name Landlord as an additional insured thereunder, which policies shall be for the mutual and joint benefit and protection of Landlord and Tenant to the extent of their respective interests in the Premises. Certificates of such insurance shall be delivered to Landlord. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance shall contain a provision that the company writing said policy will give to Landlord twenty days' notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance.

(4) Mutual Waiver of Subrogation: Landlord and Tenant, hereby grant to each other, on behalf of any insurer providing fire and all-risk coverage to either of them covering the Premises or contents of the Premises, a mutual waiver of any right of subrogation any such insurer of one party may acquire against the other by virtue of payments of any loss under such insurance, such a waiver to be effective so long as each is empowered to grant such waiver under the terms of its insurance policy or policies involved without payment of additional premium. Each party will notify the other in the event of cancellation of such provision, and such waiver shall stand mutually terminated as of the date either Landlord or Tenant ceases to be so empowered.

ARTICLE 6

Not Used

ARTICLE 7

Taxes

(A) Tenant agrees to pay as Rent during the term of this Lease, before any fine, penalty, interest or cost may be added thereto, or becomes due or is imposed by operation of law for the nonpayment thereof, all taxes, assessments or impositions, license and permit fees and other governmental charges, general or special, ordinary or extraordinary, unforeseen and foreseen, of any kind and nature whatsoever, levied and assessed upon the Premises and personal property therein. Upon request Tenant shall provide Landlord with copies of tax receipts or similar evidence of Tenant's payments thereof or if requested by Landlord, shall deliver to Landlord a check made payable to the taxing authority within seven days after Landlord's request but in no event more than thirty days before such payment is due.

Taxes for the first fractional year of the Lease Term and for the last year of the term hereof shall be prorated between Landlord and Tenant so that Tenant shall be responsible for the payment of only those taxes accruing during the term of this Lease. With respect to any assessments which may be levied against or upon the Premises or which under the laws then in force may be evidenced by improvements or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest shall be included within the computation of the annual taxes and assessments levied against the premises.

(B) Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, excess profits, estate, succession, inheritance or transfer taxes of Landlord.

(C) Landlord agrees that Tenant retains the right, at Tenant's sole cost and expense, to contest the legality or validity of any of the taxes, assessments, levies or other public charges to be paid by Tenant which are not being contested by Landlord, and in the event of any such contest, the failure on the part of Tenant to pay any such tax, assessment, levy or charge promptly when the same becomes due and payable shall not constitute a default hereunder, and Tenant upon final determination of such contest, shall immediately pay and discharge any judgment rendered against it, together with all costs and charges incidental thereto.

(D) Tenant shall also pay when due any sales, use, transaction, rent, excise or other taxes levied or imposed upon, or measured by, amounts payable by Tenant to Landlord under this Lease other than income taxes imposed upon Landlord.

ARTICLE 8

Triple-net Lease

This Lease is a "Triple-net Lease" and requires the Tenant to pay or reimburse Landlord, should Landlord advance such costs and expenses, all costs associated with the premises including but not limited to, all utilities, insurance, taxes, and repairs and maintenance as described in Articles 5, 7, and 14 of this Lease respectively.

ARTICLE 9

Changes alterations and Additions/Compliance with Laws

(A) Tenant shall have the right at any time and from time to time during the term of this Lease to make non-structural changes, alterations and additions to the interior of the Premises; provided, however, that Tenant shall make no changes or alterations costing more than $100,000.00 without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, nor shall such changes materially diminish the value of the Premises.

(B) No such change, alteration or addition shall be undertaken or commenced until Tenant shall have procured and paid for all required permits and licenses of all governmental authorities having jurisdiction.

(C) All work done in connection with any change, alteration or addition shall be done with

I reasonable diligence, in good workmanlike manner and in compliance with all applicable laws and regulations of all governmental authorities having jurisdiction. The cost of any such change, alteration or addition shall be paid or discharged by Tenant so that the Premises at all tunes shall be free of any and all liens resulting therefrom, and Tenant's all-risk coverage for the Premises shall be accordingly increased to cover such modifications.

ARTICLE 10

Mechanic's Liens

(A) Tenant shall pay or cause to be paid all costs for work done by it or caused to be done by it on the Premises, and Tenant shall keep the Premises free and clear of all mechanic's liens and other liens due to work done for Tenant or persons claiming under Tenant. Tenant shall indemnify and save Landlord harmless from all liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or material or supplies furnished for Tenant or persons claiming under Tenant and Landlord shall have a similar obligation to Tenant for work or material furnished to Landlord.

(B) Within thirty days after the filing of any mechanic's lien or claim of lien, Tenant shall either: have discharged the lien from the Premises by payment or by recording a sufficient bond as provided by law, or have purchased and delivered to Landlord a title insurance policy insuring Landlord against the lien. If a final judgment establishing the validity or existence of a claim or lien for any amount is entered, Tenant shall pay and satisfy the same immediately.

(C) If Tenant shall fail to comply with the requirements of subparagraph (B) above, Landlord shall have the right, but not the obligation, to pay the lien or claim of lien, regardless of any dispute over its validity, and the amounts so paid, together with reasonable attorneys' fees and any other costs or expenses incurred in connection with the lien, shall be immediately due and payable from Tenant to Landlord.

(D) Should any lien claims be filed against the Premises or any action affecting the title to the Premises be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

(E) All references herein to "Lien" or "mechanic's lien" shall refer only to a mechanic's lien or claim of lien which states that work has been completed on the Premises and payment has not been forthcoming, and shall not include any statutory notice of record which are for the sole purpose of stating that work has commenced on the Premises.

ARTICLE 11

Signs

Tenant shall be allowed to affix and maintain building signs and free standing monument signs on the Premises as approved from time to time by any requisite governmental agency.

ARTICLE 12

Fixtures and Personal Property

All of Tenant's personal property within the Premises, including furniture, furnishings, and equipment and except property installed or attached to the Premises at Tenant's expense, (collectively "Tenant's Property"), shall remain the property of Tenant, and Tenant shall have the right to remove any and all of Tenant's Property at any time during or upon the termination of the term hereof for purposes of replacement otherwise. Tenant shall maintain adequate equipment to conduct the business permitted in Article 3 and to conform with regulatory requirements concerning equipment. Tenant shall promptly repair any damage occasioned to the Premises by reason of the removal of Tenant's Property. Any of Tenant's property not removed from the Premises before thirty days after the expiration of the initial term will become the property of Landlord, who may dispose of it as Landlord sees fit, but Tenant will pay storage and disposition costs thereof. As required by Landlord, Tenant will remove any fixtures installed by Tenant at the expiration of the partial term as the same may be extended, promptly repairing any damage caused by such removal. All remaining fixtures will become Landlord's property.

ARTICLE 13

Assigning, Mortgaging. Subletting,

(A) Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or Tenant's interest in and to the Premises or any part thereof or sublet all or any portion of the Premises without first procuring the written consent of Landlord, which consent shall not be unreasonable withheld or delayed, provided that Tenant shall continue to remain liable to Landlord under this Lease. Any attempted transfer, assignment or subletting without the written consent of Landlord shall be void and confer no rights upon any third person.

(B) Each transfer, assignment or subletting to which there has been consent shall be by an instrument in writing in a form and substance satisfactory in Landlord's reasonable judgment. The transferee, assignee or sublessee shall agree in writing for the benefit of Landlord herein to assume, to be bound by and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant.

(C) Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to assign or transfer this Lease or sublet the Premises or any part thereof to a successor corporation of Tenant, to any corporation into which or with which Tenant merges or consolidates, or to any parent, subsidiary or affiliated corporation, including any corporation which controls or is under the control of Tenant, or to any franchisee of Tenant or of any corporation affiliated with Tenant; provided that any such assignee or subtenant shall deliver to Landlord a copy of a document satisfactory in Landlord's reasonable judgment under which such assignee or subtenant agrees to assume and perform all of the terms and conditions of this Lease on Tenant's part to be performed from and after the effective date of the assignment or sublease, and further provided that Tenant shall guarantee the financial performance of the assignee under this Lease.

ARTICLE 14

Repairs and Maintenance

(A) Subject to the provisions of Article 15, Tenant shall at its own cost and expense, as Rent, keep and maintain the Premises, including the parking area and all grounds surrounding the building on the Premises in good and sanitary order, condition and repair, and make all necessary repairs and replacements to the Premises, including the parking areas and such grounds, including but not limited to roof, pipes, heating, air conditioning and ventilation systems, plumbing system, windowglass, windows, ceilings, interior walls, floors, skylights, doors, cabinets, draperies, carpeting and other floorcoverings, electrical wiring, light fixtures and switches and all other fixtures and all the appliances and appurtenances and all landscaping, lawn maintenance and watering systems belonging thereto. All maintenance, repairs, and replacements shall be done in a first-class manner at least equal in quality to the original work. In the event Tenant shall default in performing maintenance, repairs or replacements, Landlord may (but shall not be so required) perform such maintenance, repairs or replacements for Tenant's account, and the expenses thereof shall constitute and be immediately due and payable as additional rent.

Landlord shall not be obligated to make any repairs, replacements, alterations, additions or improvements in or to the Premises or grounds of the Premises except for any damage caused by the negligence of Landlord or its agents, servants, employees or contractors. Tenant may, after having given thirty days prior written notice to Landlord, repair any such damage caused by the negligence of Landlord or its agents, servants, employees or contractors and deduct such costs from the next payment of rent due hereunder, so long as Landlord is not diligently pursuing such repair.

ARTICLE 15

Reconstruction

(A) In the event the Premises shall be destroyed by fire or any other perils, Tenant shall:

1.  Within a period of sixty days thereafter, commence repair, reconstruction and restoration of the Premises and prosecute the same diligently to complete in accordance with plans prepared by Tenant and approved by Landlord, which approval shall not be unreasonable withheld or delayed, in which event this Lease shall continue in full force and effect and for such purpose Landlord shall make available to Tenant the proceeds of all insurance received by Landlord with respect to such destruction, or

2.  In the event more than 33 1/3 percent of the then replacement value of the Premises is destroyed within the last three years of the Initial Term or during the last three years of any extended term, either Landlord or Tenant (provided it is not then in default hereunder) may at its option elect to terminate this Lease by giving written notice of such termination to the other parry within thirty days after such destruction, in which event this Lease shall terminate upon the giving of such notice, and all insurance proceeds attributable to the Premises (except for that portion attributable to Tenant's Property) shall be payable to Landlord and neither party shall thereafter have any further rights or obligations hereunder.

(B) Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligations to the other parry coincident with the surrender of possession of the Premises to Landlord except for items which have theretofore accrued and remain unpaid.

ARTICLE 16

Bankruptcy - Insolvency

Tenant agrees that in the event all or substantially all of Tenant's assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for period of ninety days, or should Tenant make an assignment for the benefit of creditors or be finally adjudicated a bankrupt, or should Tenant institute any proceedings under the Bankruptcy Code as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debt, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceeding not be removed within one hundred twenty days thereafter, then this Lease or any interest in and to the Premises shall not become an asset in any and all rights or remedies of Landlord hereunder or by law provided, it shall be lawful for Landlord to declare the term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder.

ARTICLE 17

Defaults/Remedies

Tenant's Default; Landlord's Remedies and Lien

(A) Tenant's Default. This Lease is made upon the condition that Tenant shall punctually and faithfully perform all of the covenants, conditions and agreements to be performed by Tenant as set forth in this Lease. The following shall each be deemed to be an event of default (an "Event of Default"):

    (a) The failure of Tenant to pay the Rent, or any installment thereof, if such failure continues for ten (10) days after such payment is due, without the necessity of Landlord giving Tenant notice of any such failure, which notice Tenant hereby waives:

    (b) Repetition or continuation of any failure to timely pay any Rent, where such failure shall continue or be repeated for two (2) consecutive months, or more than four (4) times in any period of twelve (12) consecutive months (As used in this subsection (b) "timely" shall mean when due, without regard to any grace period as provided in subsection (a) above);

    (c) The failure of Tenant to observe or perform any of the covenants, terms or conditions set forth in Article 13 relating to assignments, mortgaging, and subletting) or when such failure continues for a period of fifteen (15)' days, without the necessity of Landlord giving Tenant notice of any such failure, which notice Tenant hereby waives;

    (d) The failure of Tenant to observe or perform any other covenant, term or condition set forth in this Lease when said failure continues for a period of fifteen (15) days after written notice thereof from Landlord to Tenant, or if such failure cannot reasonably be cured within fifteen (15) days, when said failure continues for a period of sixty (60) days after written notice thereof from Landlord to Tenant provided that Tenant commences to cure said failure within such fifteen (15) day period and continues diligently to pursue the curing of the same until completed.

    (e) The commencement of levy, execution, attachment or other process of law upon, on or against the estate created in Tenant hereby; the appointment of a liquidator, receiver, custodian, sequestrator, conservator, examiner, trustee or other similar officer for Tenant, and the continuation of such appointment for a period of thirty (30) days, or the insolvency of Tenant or any assignment by Tenant for the benefit of creditors;

    (f) The commencement of a case by or against Tenant under any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation laws, whether state or federal, or the determination by Tenant to request relief under any insolvency proceeding, including any insolvency bankruptcy, creditor adjustment or debtor rehabilitation laws, whether state or federal. Such commencement or determination by Tenant shall terminate the estate created in Tenant hereby and neither this Lease nor the premises shall become as asset in any such proceeding;

    (g) Tenant's failure to pay when due and payable, all taxes, assessments and government charges imposed upon it or which it is required to withhold and pay over, without the necessity of Landlord giving Tenant notice of any such failure, which notice Tenant hereby waives;

    (h) The enactment of any rent control law or ordinance which requires reductions in any Rent payable hereunder or which prohibits, or reduces the amount of, any increase of Rent provided for in this Lease; and

    (i) The repetition of any failure to observe or perform any one or more of the covenants, terms or conditions hereof (whether or not any such failure is specified in subsections (a) through (i) above) more than four (4) times, in the aggregate, in any period of twelve (12) consecutive months, without regard to any required notice and/or grace period which may be provided herein. Notwithstanding the foregoing, Landlord shall not be required to give Tenant any notice or period to cure any failure or other circumstance described above before exercising Landlord's remedies hereunder if Landlord in good faith reasonable believes that emergency action is necessary to prevent loss of or injury to persons or property or to prevent the incurrence of a cost or expense which Landlord reasonable believes Tenant will be unable or unwilling to pay. In such event Landlord may exercise such remedies and take such other action as it deems reasonable appropriate and shall promptly thereafter give Tenant notice thereof.

(B) No Waiver; Remedies.  Landlord's failure to insist upon strict performance of any covenant, term or condition of this Lease or to exercise any right or remedy shall not be deemed (i ) a waiver of any default or breach hereunder so long as the same shall continue to exist, or (ii) a waiver or relinquishment for the future of such performance, right or remedy. Upon an Event of Default above, have the following remedies in addition to all other rights and remedies specified elsewhere in this Lease and which may now or hereafter provided by law or equity, to which Landlord may resort cumulatively, successively or in the alternative:

Landlord may decline to retake possession of the Leased Premises and may sue for the Rent as such Rent becomes due or sue for the present value of the Rent to accrue under this Lease and other damages or remedies to which Landlord may be entitled.

Landlord may elect to retake possession of the Leased Premises and, without initially reletting the Leased Premises, sue for damages in an amount equal to the present value of the Rent to accrue under this Lease and other damages or remedies to which Landlord may be entitled.

Landlord may retake possession of the Premises, relet the Premises and sue for damages. During the period of time that Landlord is trying to relet the Premises, Tenant will be liable for damages in an amount equal to the full Rent. Landlord may sue from time to time for the rent and/or damages which accrue under this Lease, or may sue for the present value of the total rent and /or damages which will be due or which may be sustained throughout the remaining term in accordance with the measure of damages set forth below. The election to sue either periodically or for the total amount shall be at the sole option and discretion of Landlord. In any action brought by Landlord to recover rent and/or damages, Tenant waives to the fullest extent permitted by law any applicable statute of limitations.

Landlord may elect to seek declaratory relief, specific performance and/or injunctive relief (prohibitive or mandatory) with respect to any covenant, term or condition set forth in this Lease.

Landlord may terminate this Lease, re-enter the Property and take possession thereof, remove all persons and property therefrom, and sue for damages, in which event Tenant shall have no further claim or right hereunder.

( C ) Provisions Regarding Landlord's Remedies. The following provisions shall apply with respect to Landlord's remedies:

Landlord's re-entry or taking of possession of the Leased Premises shall not be construed as an election to terminate this Lease unless Landlord gives written notice of such termination. Notwithstanding any reletting without termination, Landlord may, at any time after a reletting and subject to the provisions herein, elect to deem this Lease terminated for any then uncured default. Any re-entry or taking of possession by Landlord shall not affect or diminish the ongoing obligation or liability of Tenant for all Rent and other obligations due and owing under this Lease. Re-entry by the Landlord will not obligate the Landlord to mitigate damages by reletting, unless otherwise provided by applicable law. Wherever in this Lease Landlord has reserved or is granted the right of re-entry into the Premises, the use of such word is not intended, nor shall it be construed to be limited to its technical legal meaning.

If Landlord re-enters, it may take possession of the Premises, remove all persons and property from the Premises and store such property at Tenant's expense or resort to legal process without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Tenant agrees that if Landlord stores such property, Landlord shall have a lien thereon pursuant to 42 Okla. Stat. 91.

Landlord may relet the Premises or any part thereof for such term or terms (which may extend beyond the Term), and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable and such reletting shall not in any way relieve Tenant from the obligations and liabilities under this Lease. Any and all amounts received upon such reletting and all rentals received by Landlord therefrom shall be applied first to any indebtedness owed by Tenant to Landlord other than Rend due hereunder, then to pay any cost and expense of reletting, including brokers' and attorneys' fees and costs of alterations and repairs, then to the Rend due hereunder. If there is any residue, it shall be applied ( i ) to any other damage incurred by Landlord as a result of Tenant's default, or (ii) if this Lease is not terminated, to any deficiencies between the rentals received and the Rent that may become due hereunder. In such latter event, any funds due Tenant shall be paid at the expiration of the Term. It is understood that said funds shall not draw interest while held by Landlord as security for Tenant's obligations hereunder.

To the extent permitted by law, Tenant waives any right of redemption, re-entry or repossession and any defense of merger.

Landlord may pursue one or more remedies against Tenant and need not elect its remedy until such time as findings of fact have been made by a judge or jury, whichever is applicable, in a trial court of competent jurisdiction.

The covenant to pay Rent and other amounts hereunder and to perform all obligations hereunder are independent covenants from the other terms and provisions of this Lease and Tenant shall have no right to hold back, offset or fail to pay any such amounts for any alleged default by Landlord or for any other reason whatsoever.

After any default under this Lease, Landlord may accept any partial payment of the sums then due under this Lease without prejudice to its rights to collect the balance of the sums then due and without prejudice to any other right or remedy Landlord may have.

(D) Damages Upon Termination. If Landlord elects to terminate this Lease, Landlord may recover from Tenant the following damages, in addition to its other remedies:

    (i) Any unpaid Rent which has been earned as of the time of such termination, including interest thereon at the Default Rate; plus

    (ii) The amount by which any unpaid Rent which would have been earned after termination through the date of judgment exceeds the greater of (A) the amount of rent that Tenant proves could have been reasonable obtained by Landlord upon a reletting of the Leased Premises for such period, or (B) the amount of rent actually received by Landlord for such period, together with interest thereon at the Default Rate; plus

    (iii) The amount by which the Rent which would have accrued for the balance of the Term after the date of judgment exceeds the amount of rent that tenant proves could be reasonably obtained by Landlord for such period, reduced to present value at the Default Rate; plus

    (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, without limitation, the cost of repairing the Premises, the cost of reletting the Premises (including, without limitation, the cost of remodeling and brokers' fees), and reasonable attorneys' fees; plus

    (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Damages shall be due and payable from the date of termination.

(E) Landlord's Self-Help. In addition to Landlord's rights of self-help set forth elsewhere in this Lease, if Tenant at any time fails to perform any of its obligations under this Lease in a manner reasonable satisfactory to Landlord, Landlord shall have the right, but not the obligation, upon giving Tenant at least three (3) days' prior notice of its election to do so (but in the event of any emergency, no prior notice shall be required), to perform such obligations on behalf of and for the account of Tenant and to take all such action to perform such obligations. In such event, Tenant shall reimburse Landlord on demand the costs and expenses incurred by Landlord in connection therewith as additional Rent, with interest thereon from the dates) such costs and expenses are incurred until paid at the Default Rate. The performance by Landlord of any such obligation shall not constitute a waiver of any default by Tenant or a release of Tenant therefrom.

(F) Landlord's Agents. In exercising any rights hereunder or taking any actions provided for herein, Landlord may act through its employees, agents or independent contractors as authorized by Lender.

(G) Landlord's Lien. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon Premises including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Leased Premises by or on behalf of Tenant, and all proceeds of the sale or other disposition of such property (collectively, the "Collateral") and such property shall be and remain subject to such lien and security interest of Landlord to secure the payment of all Rent and other sums agreed to be paid by Tenant herein. Said lien and security interest shall be in addition to and cumulative of any Landlord's lien provided by law. This Lease shall constitute a security agreement under the Oklahoma Uniform Commercial Code (the "UCC") so that Landlord shall have and may enforce a security interest in the Collateral. Tenant agrees to execute as debtor such financing statements and continuation statements and any further documents as Landlord may now or hereafter reasonably request in order that such security interest(s) may be and remain perfected pursuant to the UCC. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured parry under the UCC, which rights and remedies shall be in addition to and cumulative of any Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

ARTICLE 18

Condemnation

If any portion of the Premises is taken by appropriation for public use under right of eminent domain, or if a voluntary conveyance is made to the condemning authority in lieu of eminent domain proceedings, Landlord and Tenant agree that their respective rights shall be governed as follows:

(A) In the event that a taking occurs which, in the reasonable judgment of Landlord does not substantially impair Tenant's use of the Premises, Landlord shall be entitled to retain the entire proceeds from the eminent domain proceeding (except for any portion attributable to Tenant's Property as defined in Article 12 hereof or damage to or interruption of Tenant's business), but it shall be obligated to repair or restore the Premises required by any alteration or damage resulting from such taking, and Rent will not abate.

(B) In the event a taking occurs which, in the reasonable judgment of Landlord substantially impairs Tenant's use of the Premises, Tenant shall have the right to terminate this Lease upon thirty days notice to Landlord but notice shall be given no later than the date title vests in the condemning authority.

In no event shall Tenant have any claim against Landlord for any portion of the award paid by the condemning authority, whether for the fee or the leasehold, as a result of such taking or conveyance under threat of condemnation, and Tenant does hereby assign to Landlord all of Tenant's right, title and interest in and to any and all amounts so paid or awarded except for any award made specifically to Tenant by the condemning authority for loss or interruption of Tenant's business or Tenant's Property as defined in Article 12 hereof or for the cost of moving all of the same, or for the unamortized cost of Tenant's leasehold improvements paid for by Tenant and depreciated on a straight-line basis over the term of this Lease.

ARTICLE 19

Quiet Enjoyment - Covenants

Tenant, upon payment of all rent and observing and keeping all the covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease, without hindrance or molestation by anyone claiming by, from, through or under Landlord, subject and subordinate, however, to the exceptions, reservations and conditions of this Lease.

ARTICLE 20

Notices and Payment of Rent

Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either parry to this Lease to or on the other parry, such notice or demand shall be given or served by personal delivery or by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

TO LANDLORD:

Great Places, L.L.C.
2001 Cambridge Way
Edmond, Oklahoma 73013

WITH COPY TO:

Max C. Tuepker, Esq.
204 N. Robinson, 25'h Floor
Oklahoma City, Oklahoma 73102

TO TENANT:

Eateries, Inc.
1220 S. Santa Fe
Edmond, Oklahoma

WITH COPY TO:

Tom Golden
Hall, Estill, Gable, Golden & Nelson
320 S. Boston Avenue, Suite 400
Tulsa, Oklahoma 74103-3708

Every notice, demand, request or communication hereunder which is given by personal delivery shall be deemed given as of the date and time of such personal delivery, and every notice, demand, request or communication hereunder sent by mail in the manner described above shall be deemed to have been given or served upon mailing. All rent and other payments shall be either delivered or sent by first-class mail and paid by Tenant to Landlord at the address above provided. Either party may change its address by giving written notice to the other parties in the manner described in this Article.

ARTICLE 21

Obligations of Successors

The parties hereto agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefits of the parties hereto and their respective legal representatives, successors and assigns.

ARTICLE 22

Force Majeure

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such parry for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to Minimum Annual Rental and other charges to be paid by Tenant pursuant to this Lease. It is expressly agreed that any other time limit provision contained in this Lease shall be extended for the same period of time lost by causes hereinabove set forth.

ARTICLE 23

Holding Over

It is hereby agreed that in the event of Tenant holding over after termination of this Lease with the consent of Landlord, the tenancy thereafter shall be from month to month in the absence of a written agreement to the contrary, and such month-to-month tenancy shall be terminable on thirty days written notice given by either Landlord or Tenant. During such month-to-month tenancy, Tenant shall pay to Landlord rent equal to 110 percent of the monthly payment of Minimum Annual Rental paid in the previous lease year.

ARTICLE 24

Estoppel Certificates / Subordination / Non-Disturbance

At any time and from time to time, Landlord on at least seven days prior notice by tenant, and Tenant, on at least seven days prior request by landlord, will deliver to the party making such request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications), any other statements typically found in such estoppel certificates which Landlord or Tenant may reasonably request and the date to which the rent and any other deposits or charges have been paid and stating whether or not to the best knowledge of the party executing such certificate, the party requesting such statement is in default in the performance of nay covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the executing party may ha This Lease Agreement shall be subordinate to any mortgage or other hypothecation for security now or in the future placed on the real property of which the Premises are a part, and to all advances made on such security, and on all renewals, modifications, consolidations, replacements, and extensions of such mortgage or other hypothecation. In spite of such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease Agreement, unless this Lease Agreement is otherwise terminated pursuant to its terms.

Tenant also agrees to execute any documents required to effectuate such subordination, and failure to do so within ten (10) days after written demand, does make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact, and in Tenant's name, place, and stead, to do so.

Upon a foreclosure of any mortgage or execution of any deed in lieu of foreclosure, or declaration of Landlord's default under any hypothecation for security and demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease Agreement.

ARTICLE 25

Memorandum of Lease

Landlord and Tenant agree that this Lease shall not be recorded but that a Memorandum of Lease describing the Premises and stating the term of this Lease, Tenant's rights of renewal and the addresses of Landlord and Tenant may be executed if desired by either parry, and the same may thereafter be recorded by either Landlord or Tenant. The form of Memorandum is attached hereto as Exhibit "B".

ARTICLE 26

Representations and Warranties

The Landlord makes no representations or warranties regarding the condition and/or fitness for a particular use of the Premises or personal property located on the Premises. Tenant has inspected the Premises and such personal property, and accepts the Premises and all such property in "as is condition." Tenant further agrees to make whatever improvements or alterations at it's own expense to the Premises that would be required to operate in compliance with all Federal and state regulatory requirements. Landlord makes no representations or warranties concerning the ADA or any environmental issues.

ARTICLE 27

Waiver

No waiver of any condition or any legal right or remedy shall be implied by the failure to declare a forfeiture or for any other reason, and no waiver of any condition or covenant shall be valid unless it is in writing and signed by the waiving party. No waiver by either parry of any covenant or condition herein shall constitute a waiver of any further breach or continuance of the same condition or covenant or any other condition or covenant.

ARTICLE 28

Not Used

ARTICLE 29

Not Used

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

LANDLORD:

GREAT PLACES, L.L.C.
660: James Burke, Managing Member

TENANT:

EATERIES, INC.
By:_______________________
Vincent F. Orza, Jr. President

State of Oklahoma            )
                                        ) ss:
County of Oklahoma         )

This instrument was acknowledged before me on May 1, 1999, by James Burke, as Managing Member of GREAT PLACES, L.L.C., an Oklahoma limited liability company, on behalf of said limited liability company, as Landlord.

Notary Public

My Commission Expires:

Seal

State of Oklahoma            )
                                        )ss:
County of Oklahoma        )

This instrument was acknowledged before me on May 1, 1999, by Vincent F. Orza, Jr., as President of EATERIES, INC., an Oklahoma corporation, on behalf of said corporation, as Tenant.

Notary Public

My Commission. Expires:

Seal